EXHIBIT 99.1

Issuer Direct Acquires iNewsWire.com LLC: Acquisition Increases Issuer Direct’s Communications Revenues By More Than 80%, and Almost Doubles Customers

•	Combined customer counts almost doubled for the press release business based on customers who have worked with both organizations within the last 12 months
•	Press release distribution revenue increases 100%
•	Transaction results in an expanded communications product lineup, that aligns with Issuer Direct’s strategic direction

RALEIGH, NC / ACCESSWIRE / November 3, 2022 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today announced it acquired iNewsWire.com LLC (“Newswire”), a leading media and marketing communications technology company that provides press release distribution, media databases, media monitoring, and newsrooms through its Media Advantage Platform.

“We are very pleased to complete the strategic acquisition of Newswire as part of our plan to grow and invest in our Communications business. We are excited to welcome Newswire customers and employees to the Issuer Direct family,” said Brian Balbirnie, CEO of Issuer Direct. "With this transaction completed, Issuer Direct strengthens its entire communications portfolio and grows its press release distribution business to be a significant provider in the industry.  The combination of ACCESSWIRE and Newswire will now be one of North America’s largest press release distribution platforms, almost doubling our press release customer base. The acquisition of Newswire combines what we think are the very best in people, distribution, technology and brands. Newswire customers will benefit from the global footprint ACCESSWIRE has built over the last 7 years, whereas Issuer Direct’s customers will have access to Newswire's brand new media database platform, analytics, as well as its Media Advantage Platform, something which we are very excited about.“

Mr. Balbirnie added, “This strategic acquisition  will also result in meaningful operational synergies in the combined company and we expect the acquisition will be accretive to earnings in the first full quarter of combined operations. The acquisition is projected to increase Issuer Direct’s annual revenues by over 50%, and our Communications business by over 80%.”

Joe Esposito, Newswire’s CEO, added, “We believe the combined assets of both companies along with our shared joint mission values and cultures will ensure a rapid transition to operational excellence. Every employee will have a strategic role to play in the Company to ensure our continued focus on accelerated growth, cash flow, product superiority and unrelenting attention to customer success.  We expect this merger of people, process and technology offers significant benefits for all employees, customers, and shareholders.  We are excited to get started on this journey together.”

Transaction details

A definitive agreement was entered into November 1, 2022, whereby the Company acquired one hundred percent (100%) of the membership interests of iNewswire.com LLC. in exchange for cash, stock, and a seller’s note. For additional details relating to the transaction, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2022.

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Conference Call information

The Company intends to discuss the acquisition on its scheduled earnings call today (November 3, 2022 at 4:30pm Eastern time).

Webcast:	https://www.webcaster4.com/Webcast/Page/1/46931
Toll Free:	888-506-0062
International:	973-528-0011
Access Code:	515746

About Issuer Direct Corporation

Issuer Direct ® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers, from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

About Newswire

Newswire is a media technology company that provides its clients press release distribution, media databases, media monitoring, and newsrooms for greater brand awareness through earned media, increased online visibility through greater SEO recognition, and more sales inquiries through targeted digital marketing campaigns. Through its disruptive Media Advantage Platform, relentless commitment to customer satisfaction, and passion for customer performance, Newswire is automating media and marketing communications for large and small businesses seeking to deliver the right message to the right audience at the right time for the right purpose. For more information, please visit www.newswire.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," “see,” and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons, including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

James Carbonara

(646)-755-7412

James@haydenir.com

SOURCE: Issuer Direct Corporation

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